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                                 EXHIBIT 23 (i)



October 28, 2005


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, DC 20549
OPINION OF COUNSEL

    Re:  Opinion of Counsel

Dear Ladies & Gentlemen:

It is the opinion of the undersigned counsel for the Company that the shares being registered and referred to herein, will, when sold, be legally issued, fully paid and nonassessable.

The Law Office of Edward Fackenthal


                      BY:   /s/ Edward Fackenthal
                            ---------------------
                            Edward Fackenthal